FIRST PACTRUST BANCORP, INC.

FOR IMMEDIATE RELEASE
AUGUST 23, 2006

FIRST PACTRUST BANCORP, INC. ANNOUNCES QUARTERLY DIVIDEND

CHULA VISTA, CA – August 23, 2006 – First PacTrust Bancorp, Inc. (NASDAQ: FPTB), the holding company for Pacific Trust Bank, announced today that its Board of Directors has declared a quarterly cash dividend of sixteen cents ($0.160) per share on its outstanding common stock. The dividend will be payable on September 22, 2006 to shareholders of record as of September 8, 2006.

Hans R. Ganz, President and Chief Executive Officer of the Company, said “this fourteenth consecutive increase to our quarterly dividend reflects our continued commitment to enhance shareholder value.”

As of June 30, 2006, the Company had consolidated total assets of $822.2 million and stockholders’ equity of $79.4 million, with 4,398,941 shares of common stock currently outstanding. The Company’s stock is traded on the NASDAQ Global Market under the symbol “FPTB”.

Contact:
Hans Ganz, President and CEO
Phone: (619) 691-1519, ext. 4000

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